Calculation of Filing Fee Tables
S-3
JPMORGAN CHASE & CO

JPMORGAN CHASE FINANCIAL COMPANY LLC

Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	JPMorgan Chase & Co. ("JPMC&C") Debt Securities	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	2	Other	JPMC&C Warrants	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Other	JPMC&C Units	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	4	Other	JPMC&C Purchase Contracts	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	5	Debt	JPMorgan Chase Financial Company LLC ("JPMCFC") Debt Securities	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	6	Other	JPMCFC Warrants	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	7	Debt	JPMC&C Guarantees of JPMCFC Debt Securities	Other			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	8	Other	JPMC&C Guarantees of JPMCFC Warrants	Other			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	9	Other	Unallocated (Universal) Shelf	457(o)			$ 0.00	0.0001381	$ 0.00
Fees Previously Paid	10	Other	Unallocated (Universal) Shelf	457(o)			$ 80,000,000,000.00	0.0001381	$ 11,048,000.00
Carry Forward Securities
Carry Forward Securities		Debt	JPMC&C Debt Securities	415(a)(6)						S-3	333-270004	04/13/2023
Carry Forward Securities		Other	JPMC&C Warrants	415(a)(6)						S-3	333-270004	04/13/2023
Carry Forward Securities		Other	JPMC&C Units	415(a)(6)						S-3	333-270004	04/13/2023
Carry Forward Securities		Other	JPMC&C Purchase Contracts	415(a)(6)						S-3	333-270004	04/13/2023
Carry Forward Securities		Debt	JPMCFC Debt Securities	415(a)(6)						S-3	333-270004-01	04/13/2023
Carry Forward Securities		Other	JPMCFC Warrants	415(a)(6)						S-3	333-270004-01	04/13/2023
Carry Forward Securities		Debt	JPMC&C Guarantees of JPMCFC Debt Securities	415(a)(6)						S-3	333-270004	04/13/2023
Carry Forward Securities		Other	JPMC&C Guarantees of JPMCFC Warrants	415(a)(6)						S-3	333-270004	04/13/2023
Carry Forward Securities	11	Unallocated (Universal) Shelf		415(a)(6)			$ 45,000,000,000.00			S-3	333-270004	04/13/2023	$ 4,959,000.00
			Total Offering Amounts:				$ 125,000,000,000.00		$ 11,048,000.00
			Total Fees Previously Paid:						$ 11,048,000.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	This Registration Statement also relates to offers and sales of an unspecified amount of debt securities, warrants, units and purchase contracts, together with any accompanying guarantees, in connection with market-making transactions by and through the affiliates of the Registrants, including J.P. Morgan Securities LLC. These securities consist of an unspecified amount of such securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an unspecified amount of such securities that were initially registered, and were initially offered and sold, under registration statements previously filed by JPMorgan Chase & Co. and JPMorgan Chase Financial Company LLC. All such market-making reoffers and resales of these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement. Pursuant to Rule 457(q) under the Securities Act of 1933, as amended (the "Securities Act"), no separate registration fee is required for the registration of an indeterminate amount of securities to be offered solely for market-making purposes by affiliates of the Registrants. This Registration Statement also includes an unspecified amount of identified classes of securities as may be issued from time to time upon exercise, conversion or exchange of warrants being registered hereunder. The maximum aggregate offering price of all securities issued by the Registrants pursuant to this Registration Statement shall not exceed $125,000,000,000.00 in U.S. dollars or the equivalent at the time of offering in any other currency. The proposed maximum aggregate offering price is estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

[2]	See Offering Note 1. Warrants of JPMorgan Chase & Co. may be issued together in units with any purchase contracts, debt securities issued by JPMorgan Chase & Co., debt obligations or other securities of an entity affiliated or not affiliated with JPMorgan Chase & Co., other property or any combination thereof. Warrants of JPMorgan Chase & Co may entitle the holder (A) to purchase debt securities registered hereby, (B) to receive cash determined by reference to an index or indices or (C) to purchase or sell securities issued by the Registrants or another entity, a basket of such securities or any combination of the above.

[3]	See Offering Note 1. Units may consist of one or more warrants, purchase contracts or debt securities issued by JPMorgan Chase & Co., debt obligations or other securities of an entity affiliated or not affiliated with JPMorgan Chase & Co., other property or any combination thereof.

[4]	See Offering Note 1.

[5]	See Offering Note 1.

[6]	See Offering Note 1. Warrants of JPMorgan Chase Financial Company LLC may entitle the holder (A) to purchase debt securities registered hereby, (B) to receive cash determined by reference to an index or indices, (C) to receive cash determined by reference to currencies or (D) to purchase or sell securities issued by the Registrants or another entity, a basket of such securities or any combination of the above.

[7]	See Offering Note 1. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any guarantees of any other securities registered hereby.

[8]	See Offering Note 7.

[9]	See Offering Note 1.

[10]	See Offering Note 1.

[11]	The Registrants previously registered securities on Form S-3 (File Nos. 333-270004 and 333-270004-01) filed on February 24, 2023, as amended by Pre-Effective Amendment No. 1 filed on April 13, 2023 (the "Prior Registration Statement"), some of which securities remain unsold as of the date hereof. The Registrants are hereby including the unsold securities of $45,000,000,000.00 from the Prior Registration Statement in this Registration Statement pursuant to Rule 415(a)(6) under the Securities Act ("Rule 415(a)(6)"). The registration fee of $4,959,000.00 relating to the unsold securities of $45,000,000,000.00 included in this Registration Statement pursuant to Rule 415(a)(6) will continue to be applied to those unsold securities registered pursuant to this Registration Statement, and no additional registration fee is being paid. Pursuant to Rule 415(a)(6), the offering of such unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A